Exhibit 99.6

CONSENT OF DAVENPORT & COMPANY LLC

We hereby consent to the inclusion of our opinion letters to the Board of Directors of Alliance Bankshares Corporation (the “Company”) as an Appendix to the Joint Proxy Statement/Registration Statement relating to the proposed merger of the Company with WashingtonFirst Bankshares, Inc. contained in the Joint Proxy Statement/Registration Statement on Amendment No. 2 to Form S-4 (File No. 333-183255) as filed with the Securities and Exchange Commission, and to the references to our firm and such opinions in such Joint Proxy Statement/Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Joint Proxy Statement /Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Robert F. Mizell

Davenport & Company LLC

Richmond, Virginia

November 5, 2012